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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT APPRAISER

   We hereby consent to the use in this Form 10-K of UTStarcom, Inc. ("UTStarcom") and any amendments thereto, of all summary information contained therein relating to our independent appraisal of Wacos, Inc. ("Wacos") in connection with the acquisition of Wacos by UTStarcom in December 1999 and of all summary information contained therein relating to our independent appraisal of Advanced Communication Devices Corporation ("ACD") in connection with the acquisition of ACD by UTStarcom in November 2001. We also consent to the references to our firm in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Notes to Consolidated Financial Statements" contained in this Form 10-K.

                                          WILLAMETTE MANAGEMENT ASSOCIATES

                                                /s/  STEVEN D. GARBER
                                          --------------------------------------

                                          Date: February 6, 2002